Exhibit 3.1
RESTATED BY-LAWS OF

CIGNA CORPORATION
(A Delaware Corporation)
ARTICLE I

Offices
Section 1.Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2.Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
ARTICLE II

Meetings of Shareholders
Section 1.Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, or by means of remote communication pursuant to the Delaware General Corporation Law (the “DGCL”), as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders shall elect directors to the Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of shareholders for any reason. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of director nominees exceeds the number of directors to be elected (a “contested election”). A contested election shall be deemed to exist at any meeting of shareholders for which (a) the Corporate Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with Section 11 or Section 13 of this Article II and (b) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected in a contested election, shareholders shall not be permitted to vote against a nominee.

Section 3.Special Meetings.
(a)Special meetings of shareholders, unless otherwise prescribed by statute, may only be called (i) at any time by the Board of Directors, the Chief Executive Officer or the Chairman of the Board or (ii) pursuant to the procedures set forth in Section 3(b) of this Article II. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of shareholders called pursuant to the foregoing clause (i) for any reason.
(b)A special meeting of the shareholders shall be called by the Corporate Secretary of the Corporation upon the request in proper written form (a “Special Meeting Request”) of one or more shareholders that have Net Long Beneficial Ownership, and will have had continuous Net Long Beneficial Ownership for a period of at least one full year prior to the date of such request, of capital stock of the Corporation representing at least 25% of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote on matters to be presented at the special meeting (the “Requisite Percentage”). The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more shareholders.
(i)A Special Meeting Request must be delivered to or mailed and received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation, in accordance with the terms of this Section 3(b). A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such shareholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Shareholder”). Any beneficial owner who wishes to deliver a Special Meeting Request must cause the nominee or other person who serves as the record shareholder of such beneficial owner’s stock to sign such Special Meeting Request. If a record shareholder is the nominee for more than one beneficial owner of stock, the record shareholder may deliver a Special Meeting Request solely with respect to the common stock of the Corporation owned by the beneficial owner who is directing the record shareholder to sign such Special Meeting Request. The term “Requesting Shareholder” shall not include any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”).
(ii)To be in proper written form, a Special Meeting Request must include the following information: (1) in the case of any director nominations proposed to be presented at the special meeting, all of the information, statements, questionnaires and representations required by Section 11(c) of this Article II; (2) in the case of any shareholder proposals proposed to be presented at the special meeting, all of the information, statements and representations required by Section 12(c) of this Article II; (3) an agreement by the Requesting Shareholder to notify the Corporation promptly in the event of (A) any disposition prior to the time of the special meeting of any shares included within any Requesting Shareholder’s Net Long Beneficial Ownership as of the

date on which the Special Meeting Request was delivered to the Corporate Secretary of the Corporation and (B) any other material change prior to the time of the special meeting in any Requesting Shareholder’s Net Long Beneficial Ownership; (4) an acknowledgement that (A) any disposition prior to the date of the special meeting of any capital stock of the Corporation included in any Requesting Shareholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Corporate Secretary of the Corporation shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and (B) that any decrease in the Requesting Shareholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (5) documentary evidence that the Requesting Shareholders had Net Long Beneficial Ownership of at least the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Corporate Secretary of the Corporation and for a period of at least one full year prior to the date of delivery of such Special Meeting Request; provided, however, that if any of the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Shareholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Corporate Secretary of the Corporation and for a period of at least one full year prior to the date of delivery of such Special Meeting Request.
(iii)In addition, the Requesting Shareholders on whose behalf the Special Meeting Request is being made shall (1) update the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting (with such information to be delivered no later than five business days after such record date) and as of the date that is 10 business days prior to the date of the special meeting or any adjournment, postponement or rescheduling thereof, or, if there are fewer than 10 business days between the date of the special meeting and any such adjourned, postponed or rescheduled meeting, then as of the date of such adjourned, postponed or rescheduled meeting (with such information to be delivered no later than five business days prior to the date of such meeting) and (2) promptly provide any other information reasonably requested by the Corporation. Information provided pursuant to the preceding sentence shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation as set forth in the immediately preceding sentence or as promptly as practicable following the applicable request. A failure to deliver such information as required shall constitute a revocation of the applicable Special Meeting Request applicable Requesting Shareholder(s).
(iv)If any information submitted pursuant to this Section 3(b) is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these By-Laws. The Requesting Shareholder shall notify the Corporate Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 3(b) within two business days after becoming aware of such inaccuracy or change. Upon written request of the Corporate Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Requesting Shareholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Requesting Shareholder pursuant to this Section 3(b), and (2) a written affirmation of any information submitted by the Requesting Shareholder pursuant to this Section 3(b) as of an earlier date. If the Requesting Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these By-Laws.
(v)A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (1) the Special Meeting Request does not comply with this Section 3(b); (2) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under the DGCL; (3) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (A) the date of the next annual meeting or (B) 120 days after the first anniversary of the date of the previous annual meeting; (4) an identical or substantially similar item (as determined in good faith by the Board of Directors), other than the election of directors, (A) was presented at an annual or special meeting of shareholders held not more than 12 months before delivery of the Special Meeting Request or (B) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (5) the Special Meeting Request was made in a manner that involved a violation of the Exchange Act or other applicable law.
(vi)Special meetings of shareholders validly requested pursuant to this Section 3(b) shall be held not more than 120 days after receipt by the Corporation of a valid Special Meeting Request.
(vii)The Requesting Shareholders (or any of them) may revoke a Special Meeting Request by written revocation delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (4) of Section 3(b)(ii), there are unrevoked requests from Requesting Shareholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.
(viii)If none of the Requesting Shareholders (or any Qualified Representative thereof) appears (including virtually, in the case of a meeting held solely by means of remote communication) to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(ix)Business transacted at any special meeting called pursuant to this Section 3(b) shall be limited to (1) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Shareholders holding in the aggregate the Requisite Percentage and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.
(x)The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3(b) have been satisfied and such determination shall be binding on the Corporation and its shareholders.
Section 4.Notice of Meetings. Except as otherwise expressly required by statute, written notice, or notice in the form of electronic transmission to shareholders who have consented to receive notice in such form, of each annual and special meeting of shareholders stating the place, date and time of the meeting, the means of remote communication (if any) by which shareholders and proxyholders may be deemed present in person and may vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, as permitted by applicable law, to each shareholder of record entitled to notice of the meeting not less than 10 days nor more than 60 days before the date of such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. If mailed, such notice shall be sent in a postage prepaid envelope, addressed to the shareholder at his or her address as it appears on the records of the Corporation. Such notice shall be deemed given (a) if by mail, at the time when the same shall be deposited in the United States mail, postage prepaid; (b) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive such notice; (d) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later to occur of (i) such posting, or (ii) the giving of the separate notice of such posting; or (e) if by any other form of electronic communication, when directed to the shareholder in the manner consented to by the shareholder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Corporate Secretary or Assistant Corporate Secretary of the Corporation or to the transfer agent or other person responsible for giving notice; provided, however, that inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, or a waiver by electronic transmission, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.
Section 5.List of Shareholders. The Corporate Secretary of the Corporation, or such other person who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, in the manner provided by law. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held by means of remote communication, then such list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 6.Quorum, Adjournments. The holders of at least two-fifths of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise required by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, a majority of the voting power entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. The chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, regardless of quorum. No notice of the time and place of the adjourned meeting and means of remote communication (if any) by which shareholders and proxyholders may be deemed present in person and vote at such adjourned meeting need be given except as required by law. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 7.Organization. At each meeting of shareholders, the Chairman of the Board or, in the Chairman’s absence, a director or officer of the Corporation chosen by the Board of Directors at the meeting, shall act as chairman of the meeting. The Corporate Secretary or, in the Corporate Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.
Section 8.Order of and Rules for Conducting Business. The order of and the rules, regulations and procedures for conducting business at all meetings of the shareholders shall be as determined by the chairman of the meeting or the Board of Directors. Such rules, regulations or procedures, whether adopted by the chairman of the meeting or the Board of Directors, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations and procedures for compliance with any federal, state or local laws or regulations including those concerning safety, health or security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) any rules, regulations or procedures as the chairman of the meeting may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the chairman of the meeting or the Board of Directors, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman of the meeting should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.
Section 9.Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of capital stock of the Corporation standing in such shareholder’s name on the record of shareholders of the Corporation:
(a)on the date fixed pursuant to the provisions of Section 7 of Article V as the record date for the determination of the shareholders who shall be entitled to vote at such meeting; or
(b)if no such record date shall have been fixed, then at 5:00 p.m. Eastern Time (the “close of business”) on the day next preceding the day on which notice thereof shall be given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.
Each shareholder entitled to vote at any meeting of shareholders may vote in person or may authorize another person or persons to act for such shareholder by a proxy authorized by an instrument in writing or by a transmission permitted by law delivered to the Inspectors of Election, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing or a transmission permitted by law revoking the proxy or constituting another valid proxy bearing a later date to the Inspectors. Any such proxy shall be delivered to the Inspectors, or such other person so designated to receive proxies, at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the Corporation present in person or by proxy at such meeting and entitled to vote on the subject matter, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy, if there be such proxy, and shall state the number of shares voted.
Section 10.Inspectors of Election. The Board of Directors, the Chairman of the Board or the Chief Executive Officer shall, in advance of any meeting of shareholders, appoint one or more Inspectors of Election to act at the meeting or at any adjournment and make a written report thereof, and may designate one or more persons as alternate Inspectors to replace any Inspectors who fail to act. If no Inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the Inspector’s best ability. The Inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of proxies and ballots, receive and count all votes and ballots, determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and report the same to the chairman of the meeting, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an Inspector of an election of directors. Inspectors need not be shareholders.
Section 11.Nomination of Directors.
(a)Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 11 and through the time of the annual meeting, who shall be entitled to vote for the election of directors at the annual meeting and who complies with the notice procedures set forth in this Section 11, or (iii) pursuant to and in compliance with the procedures set forth in Section 13 of this Article II. For nominations to be properly brought before an annual meeting by a Noticing Shareholder pursuant to clause (ii) of the preceding sentence, (A) the Noticing Shareholder must have given timely notice thereof (meeting the requirements hereinafter set forth) in proper written form to the Corporate Secretary of the Corporation, (B) the Noticing Shareholder must provide to the Corporate Secretary any updates to such notice at the times and in the forms specified in this Section 11 and (C) the Noticing Shareholder and any beneficial owner on whose behalf a nomination is made must comply with the representation set forth in such Noticing Shareholder’s Shareholder Solicitation Statement (as defined below).
(b)To be timely, a shareholder’s notice for an annual meeting pursuant to clause (ii) of Section 11(a) of this Article II shall be received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the day that is 90 days, nor earlier than the close of business on the day that is 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date or if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (i) not earlier than the close of business on the day that is 120 days prior to such annual meeting and (ii) not later than the close of business on the day that is 90 days before such annual meeting or, if later, no later than the close of business on the day that is 10 days after the first Public Announcement of the date of such annual meeting. The number of nominees a shareholder may nominate for election at an annual meeting of shareholders shall not exceed the number of directors to be elected at such annual meeting. In no event shall any adjournment, postponement or rescheduling of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)A Noticing Shareholder’s notice shall set forth:
(i)as to each person whom the Noticing Shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(1)all information relating to such person that is required to be disclosed in a proxy statement or other filing made by any Proponent Person in connection with the contested solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), whether or not such Proponent Person intends to deliver a proxy statement or conduct its own proxy solicitation;
(2)a commitment that such person, if elected, will tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Board Corporate Governance Guidelines;

(3)identification of the names and addresses of other shareholder(s) (including beneficial owner(s)) known by such Proposed Nominee to support a nomination or proposal of business by the Noticing Shareholder, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) (or other beneficial owner(s)) (the information described in the foregoing clauses (1) and (2) and this clause (3), the “Shareholder Nominee Information”);
(4)a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proponent Person, on the one hand, and each Proposed Nominee and such Proposed Nominee’s respective Affiliates and Associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Proponent Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;
(5)a description of (A) any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such persons’ service on the Board of Directors (a “Voting Commitment”), (B) any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the Corporation, in connection with such nominee’s nomination, service or action as a director of the Corporation (a “Third Party Compensation Arrangement”) and (C) any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(6)a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Shareholder shall request in writing from the Corporate Secretary prior to submitting notice and which the Corporate Secretary shall provide to such Noticing Shareholder within 10 days after receiving such request); and
(7)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Shareholder shall request in writing from the Corporate Secretary prior to submitting notice and which the Corporate Secretary shall provide to such Noticing Shareholder within 10 days after receiving such request), providing, among other things, that such Proposed Nominee: (1) is not and will not become a party to any Voting Commitment that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed

Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any Third Party Compensation Agreement that has not been disclosed to the Corporation; (3) will, if elected as a director of the Corporation, comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Board Corporate Governance Guidelines, Code of Ethics and Principles of Conduct, the Director Code of Business Conduct and Ethics, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to directors, and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director of the Corporation, if elected; and (5) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(ii)as to each Noticing Shareholder:
(1)the name and address, as they appear on the Corporation’s stock ledger, of such Noticing Shareholder; and
(2)a representation that the Noticing Shareholder is a shareholder of record of stock of the Corporation at the time of the giving of notice provided for in these By-Laws, is entitled to vote at such meeting and that the Noticing Shareholder (or a Qualified Representative thereof) intends to appear in person at the meeting to present such nominee for election or to bring such business before the meeting and an acknowledgement that, if such Noticing Shareholder (or a Qualified Representative thereof) does not appear at such meeting (including virtually in the case of a meeting held solely by means of remote communication) to present the Noticing Shareholder’s Proposed Nominee(s) for election or proposed business, as applicable, the Corporation need not present the Noticing Shareholder’s nominee for election or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(iii)as to each Noticing Shareholder and the beneficial owner(s), if different from such Noticing Shareholder, on whose behalf the notice is given, (1) a description of all agreements, arrangements or understandings between or among the Noticing Shareholder, beneficial owner(s) and/or any other person(s) (including any Proposed Nominee(s)) (naming such person(s)) pursuant to which a nomination is to be made or business is to be proposed by the Noticing Shareholder and/or (2) identification of the names and addresses of such other shareholder(s) (including beneficial owner(s)) known by such Noticing Shareholder or beneficial owner(s) to support such nomination or proposed business, and to the extent known, the class and number of all shares of the

Corporation’s capital stock owned beneficially or of record by such other shareholder(s) (or other beneficial owner(s));
(iv)as to each Proponent Person:
(1)(A) the class, series and number of shares of the Corporation that are, directly or indirectly, beneficially owned or owned of record by such Proponent Person (including any class or series of shares of capital stock of the Corporation as to which such Proponent Person has a right to acquire beneficial ownership at any time in the future), the date or dates such shares were acquired, the investment intent of such acquisition and any pledge by such Proponent Person with respect to any of such shares, (B) any Derivative Instrument owned beneficially, directly or indirectly, by any such Proponent Person or to which any such Proponent Person is a party, all of which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such Proponent Person, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (z) such Proponent Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument, (C) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which any such Proponent Person has a right to vote, directly or indirectly, any shares of the Corporation or influence the voting over any such shares, (D) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such Proponent Person that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership limited liability company or similar entity in which any such Proponent Person is (x) a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (y) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (F) any performance-related fees (other than an asset-based fee) that any such Proponent Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, including, without limitation, any such interests held by members of any such Proponent Person’s immediate family sharing the same household and (G) any direct or indirect interest of such Proponent Person in any contract with the Corporation or any Affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(2)a complete and accurate description of any pending, or to such Proponent Person’s knowledge, threatened, legal proceeding in which such Proponent Person is a party or participant involving the Corporation or, to such

Proponent Person’s knowledge, any current or former officer, director, Affiliate or Associate of the Corporation;
(3)a complete and accurate description of any violations by such Proponent Person of federal or state securities laws relating to the disclosure of information (and supplemental disclosure that, if had been provided, would have cured such violation) and of any breach of a contract with the Corporation by such Proponent Person;
(4)all other information relating to such Proponent Person which would be required to be included in a proxy statement or other filing required to be filed with the SEC if, with respect to any such nomination or item of business, such Proponent Persons were a participant in a contested solicitation subject to Regulation 14A under the Exchange Act, whether or not any such Proponent Person intends to deliver a proxy statement or conduct its own proxy solicitation;
(5)any other information about any Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC if, with respect to any such nomination or item of business, such Proponent Persons was a participant in a solicitation subject to Regulation 14A under the Exchange Act, as if such Derivative Instrument was treated the same as securities of the Corporation under such requirements;
(6)all information that would be required to be disclosed in a Schedule 13D in respect of the Corporation pursuant to the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of law) (regardless of whether the requirement to file a Schedule 13D is applicable to the Proponent Person); and
(7)a statement whether or not such Proponent Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such shareholder or beneficial owner to elect such Proposed Nominee(s) or to carry such proposal under applicable law or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or proposal, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation (such statement, a “Shareholder Solicitation Statement”).
(d)The Corporation may request any Proponent Person and any Proposed Nominee to furnish such additional information as may be reasonably required by the Board of Directors. Such Proponent Person and/or Proposed Nominee shall provide such additional information within 10 days after it has been requested by the Corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof to determine the eligibility, suitability or qualifications of such Proposed Nominee to serve as a director, and such Proposed Nominee shall make himself or herself available for any such interviews within no less than 10 business days following the date of such request.
(e)A Noticing Shareholder providing notice pursuant to this Section 11 or Section 12 of this Article II shall update such notice and other information provided to the Corporation so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Corporate Secretary at the principal executive offices of the Corporation not later than 10 days after the record date of the meeting (in the case of the update required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment, postponement or rescheduling thereof (in the case of the update required to be made as of 10 business days prior to the meeting or any adjournment, postponement or rescheduling thereof). For the avoidance of doubt, the obligation to update as set forth in this Section 11(e) or in any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provisions of these By-Laws or enable or be deemed to permit a shareholder who has previously submitted a notice hereunder or under any other provision of these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders. If a Noticing Shareholder fails to provide any written update in accordance with this Section 11(e), the information as to which such written update relates may be deemed not to have been provided in accordance with these By-Laws.
(f)If any information submitted pursuant to this Section 11 or Section 12 of this Article II, as applicable, is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these By-Laws. The Noticing Shareholder shall notify the Corporate Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 11 or Section 12 of this Article II, as applicable, within two business days after becoming aware of such inaccuracy or change. Upon written request of the Corporate Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Shareholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Noticing Shareholder pursuant to this Section 11 or Section 12 of this Article II, as applicable, and (ii) a written affirmation of any information submitted by the Noticing Shareholder pursuant to this Section 11 or Section 12 of this Article II, as applicable, as of an earlier date. If the Noticing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these By-Laws.
(g)At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Corporate Secretary of the Corporation that information required to be set forth in a Noticing Shareholder’s notice of nomination which pertains to a Proposed Nominee. No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated by the Board or in compliance with the procedures set forth in this Section 11 or pursuant to and in compliance with the procedures set forth in Section 3(b) of this Article II or Section 13 of this Article II. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by these By-Laws, and if the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nominations shall be disregarded. If the Noticing Shareholder (or a Qualified Representative thereof) does not appear (including virtually, in the case of a meeting held solely by means of remote communication) at a meeting of shareholders to present the Noticing Shareholder’s Proposed Nominee(s), the nomination of such Proposed Nominee(s) shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation.
(h)Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, a shareholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.
(i)Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any duly authorized committee thereof, (ii) by shareholders pursuant to Section 3(b) of this Article II or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. For nominations to be properly brought before a special meeting by a Noticing Shareholder pursuant to clause (iii) of the preceding sentence, (1) the Noticing Shareholder must have given timely notice thereof (meeting the requirements hereinafter set forth) in proper written form to the Corporate Secretary of the Corporation, (2) the Noticing Shareholder must provide to the Corporate Secretary any updates to such notice at the times and in the forms specified in this Section 11 and (3) the Noticing Shareholder and any beneficial owner on whose behalf a nomination is made must comply with the representation set forth in such Noticing Shareholder’s Shareholder Solicitation Statement. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 11 shall be received by the Corporate Secretary at the principal executive offices of the Corporation not earlier than the close of business on the day that is 120 days before such special meeting and not later than the close of business on the day that is the later of (A) 90 days before such special meeting or (B) 10 days following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. To be in proper written form, such notice must include all of the information, statements, questionnaires and representations required by Section 11(c) of this Article II. The number of nominees a shareholder may nominate for election at a special meeting shall not exceed the number of directors to be elected at such special meeting. In no event shall the adjournment, postponement or rescheduling of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(j)Notwithstanding the foregoing provisions of this Section 11, a Noticing Shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 12.Notice of Shareholder Business.
(a)At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 and Section 13 of this Article II) must be a proper subject for shareholder action under the DGCL and must be (a) specified in the notice of meeting (or any supplement thereto) given by the Corporation; (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 12 and through the time of the annual meeting, who has complied with the notice procedures set forth in this Section 12, and who shall be entitled to vote on such business. For business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 and Section 13 of this Article II) to be properly brought before an annual meeting by a Noticing Shareholder, (i) the Noticing Shareholder must have given timely notice thereof (meeting the requirements hereinafter set forth) in proper written form to the Corporate Secretary of the Corporation, (ii) such business must be a proper matter for shareholder action under the DGCL and (iii) the Noticing Shareholder and any beneficial owner on whose behalf such business is proposed must comply with the representation set forth in such Noticing Shareholder’s Shareholder Solicitation Statement. To be timely, a Noticing Shareholder’s notice for an annual meeting pursuant to this Section 12 must be delivered to or mailed and received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the day that is 90 days, nor earlier than the close of business on the day that is 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date or if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (1) not earlier than the close of business on the day that is 120 days prior to such annual meeting and (2) not later than the close of business on the day that is 90 days before such annual meeting or, if later, not later than the close of business on the day that is 10 days after the first Public Announcement of the date of such annual meeting. In no event shall any adjournment, postponement or rescheduling of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b)At a special meeting of shareholders, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
(c)A Noticing Shareholder’s notice to the Corporate Secretary pursuant to this Section 12 shall set forth as to each matter the Noticing Shareholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of any Proponent Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporate or these By-Laws, the text of the proposed amendment); (C) a description of all agreements, arrangements or understandings between or among any of the Proponent Persons or between or among any Proponent Person and any other person or persons (including their names) in connection with the proposal of such business by such Noticing Shareholder; (D) all other information relating to such business that would be required to be included in a proxy statement or other filing required to be filed with the SEC if, with respect to any such item of business, the Proponent Persons were participants in a contested solicitation subject to Regulation 14A under the Exchange Act (whether or not any such Proponent Person intends to deliver a proxy statement or conduct its own proxy solicitation); and (E) the information required by Section 11(c)(ii) through Section 11(c)(iv) of this Article II. All of the information, statements and representations provided pursuant to this Section 12(c) shall be updated or corrected as required by Section 11(e) and Section 11(f) of this Article II).
(d)Notwithstanding anything in these By-Laws to the contrary, no business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 and Section 13 of this Article II) shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 12. If the Noticing Shareholder (or a Qualified Representative thereof) does not appear (including virtually, in the case of a meeting held solely by means of remote communication) at an annual meeting of shareholders to present the Noticing Shareholder’s proposed business, such proposed business shall not be conducted, notwithstanding that proxies in favor thereof may have been received by the Corporation.
(e)Notwithstanding the foregoing provisions of this Section 12, a Noticing Shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 13.Proxy Access for Director Nominations.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this Section 13, the Corporation shall:
(i)include in its notice of meeting and proxy materials, as applicable, for any annual meeting of shareholders (1) the name of any person nominated for election (the

“Shareholder Nominee”) by a shareholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Corporation in accordance with this Section 13 who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 13 (such shareholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such shareholders (such shareholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 13 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this Section 13 applicable to Group Members, and (2) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and
(ii)include such Shareholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 13 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board of Directors.
(b)At each annual meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this Section 13; provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this Section 13 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 13) to appear in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two nominees and (ii) 20% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”).
The Maximum Number shall be reduced, but not below zero, by the sum of:
(1)    the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 13 or Section 11 of this Article II; and
(2)    the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this Section 13 or Section 11 of this Article II or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this

Section 13 or Section 11 of this Article II, in each case, at one of the previous two annual meetings.
If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 13 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 13 exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 13 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 13 from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 13 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.
If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (A) a Shareholder Nominee who satisfies the requirements of this Section 13 becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 13, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (B) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the Board of Directors or the chairman of the meeting, then the Board of Directors or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee(s) shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Corporation (x) may omit from its proxy materials information concerning such Shareholder Nominee and (y) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual meeting and will not be included as a Shareholder Nominee in the proxy materials.
(c)To nominate a Shareholder Nominee, the Nominator or Nominator Group shall submit to the Corporate Secretary of the Corporation the information required by this Section 13 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Corporate Secretary of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a Public Announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment, postponement or rescheduling of an annual meeting, or the Public Announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 13. The written notice required by this Section 13 (the “Notice of Proxy Access Nomination”) shall include:
(i)a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 13 that includes, with respect to the Shareholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in the Shareholder Nominee Information and by Section 11(c)(ii), Section 11(c)(iii) and clauses (1) and (4) of Section 11(c)(iv) of this Article II;
(ii)if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Shareholder Nominee(s) to the Board of Directors, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”) and for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;
(iii)in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a Qualified Representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(iv)a representation by the Shareholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders and beneficial owners, including, without limitation, the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;
(v)a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (d) of this Section 13) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the shareholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Corporate Secretary of the Corporation, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the shareholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual meeting;
(vi)a copy of any Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(vii)a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:
(1)the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent;
(2)each such person will maintain ownership (as defined in this Section 13) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);
(3)each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Shareholder Nominee(s) pursuant to this Section 13;

(4)each such person has not distributed, and will not distribute, to any shareholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Corporation;
(5)each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board of Directors; and
(6)each such person consents to the public disclosure of the information provided pursuant to this Section 13;
(viii)an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:
(1)comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this Section 13;
(2)assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its shareholders and beneficial owners, including, without limitation, the Notice of Proxy Access Nomination and Nomination Statement;
(3)indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 13;
(4)file with the SEC any solicitation or other communication with the Corporation’s shareholders and beneficial owners relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(5)furnish to the Corporation all notifications and updated information required by this Section 13, including, without limitation, the information required by sub-paragraph (e) of this Section 13; and
(6)upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and
(ix)a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (1) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this Section 13 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Shareholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 13.
(d)Ownership Requirements.
(i)To nominate a Shareholder Nominee pursuant to this Section 13, the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining shareholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a shareholder is acting on behalf of one or more beneficial owners.
(ii)Only the shares owned by such beneficial owner or owners, and not any other shares owned by any such shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement, and the aggregate number of shareholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 13; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one shareholder within seven days after the Notice of Proxy Access Nomination is delivered to the Corporate Secretary. No shares may be attributed to more than one Nominator or Nominator Group, and no shareholder or beneficial owner may be a member of more than one Nominator Group (other than a shareholder directed to act by more than one beneficial owner) for the purposes of this Section 13.
(iii)For purposes of this Section 13, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (B) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (C) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting and will hold such shares through the date of the annual meeting. For the purposes of this Section 13, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.
(e)For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 13, the information required by sub-paragraph (c) of this Section 13 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Corporate Secretary of the Corporation the representations and agreements required under sub-paragraph (c) of this Section 13 at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the

Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its shareholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Corporate Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Shareholder Nominee from its proxy materials as provided in this Section 13.
(f)Shareholder Nominee Requirements.
(i)Within the time period specified in this Section 13 for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Corporate Secretary of the Corporation a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this Section 13, that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this Section 13; (2) understands his or her duties as a director under the DGCL and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any Third Party Compensation Arrangement that has not been disclosed to the Corporation, and has not and will not receive any such Third Party Compensation Arrangement that has not been disclosed to the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Board Corporate Governance Guidelines, Code of Ethics and Principles of Conduct, the Director Code of Business Conduct and Ethics, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to directors; (6) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the Shareholder Nominee, including information in the Notice of Proxy Access Nomination and such Shareholder Nominee’s eligibility to serve as a member of the Board of Directors; and (7) will provide facts, statements and other information in all communications with the Corporation and its shareholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(ii)At the request of the Corporation, each Shareholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Corporate Secretary of the Corporation all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent, including for purposes of serving on the committees of the Board of Directors, under the listing standards of each principal securities exchange upon which the shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.
(iii)In the event that a Shareholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Shareholder Nominee to the Corporation or its shareholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Corporate Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Shareholder Nominee from its proxy materials as provided in this Section 13.
(g)In the event any Nominator or Nominator Group (including any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual general meeting pursuant to this Section 13 and such Shareholder Nominee shall have been nominated for election at any of the previous two annual meetings and such Shareholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such nomination shall be disregarded.
(h)Notwithstanding anything to the contrary contained in this Section 13, the Corporation shall not be required to include, pursuant to this Section 13, a Shareholder Nominee in its proxy materials for any annual meeting, or, if the proxy statement already has been filed, to submit the nomination of a Shareholder Nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i)for any meeting for which the Corporate Secretary of the Corporation receives notice that any shareholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 11 of this Article II;
(ii)who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case as determined by the Board of Directors or any committee thereof, in its sole discretion;
(iii)whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case as determined by the Board of Directors or any committee thereof, in its sole discretion;
(iv)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;
(v)whose business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries, as determined by the Board of Directors or any committee thereof, in its sole discretion;
(vi)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;
(vii)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”);
(viii)if the Shareholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, in its sole discretion;
(ix)if the Nominator (or a Qualified Representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (c)(iii) of this Section 13 (or a Qualified Representative thereof), or the Shareholder Nominee does not appear (including virtually, in the case of a meeting held solely by means of remote communication) at the applicable annual meeting to present the Shareholder Nominee for election;
(x)if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board of Directors; or
(xi)the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this Section 13.
For the purpose of this sub-paragraph (h) of this Section 13, clauses (ii) through (xi) will result in the exclusion from the proxy materials pursuant to this Section 13 of the specific Shareholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Shareholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clause (i) will result in the exclusion from the proxy materials pursuant to this Section 13 of all Shareholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.
(i)Notwithstanding anything to the contrary contained in this Section 13:
(i)the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(ii)if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Shareholder Nominee has failed to comply with the requirements of this Section 13, the Board of Directors or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.
(j)This Section 13 shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

ARTICLE III

Board of Directors
Section 1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.
Section 2.Number, Qualifications, Election and Term of Office. The Board of Directors shall consist of not less than eight nor more than 16 directors. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. All directors shall be elected to hold office for one-year terms expiring at the next annual meeting of shareholders. Each director shall hold office until his or her successor shall have been elected and qualified, or until death, or until such director shall have resigned, or shall have been removed, as hereinafter provided in these By-Laws.
Section 3.Chairman of the Board.
(a)The Directors shall elect a Chairman of the Board from among the independent members of the Board of Directors who shall serve for a term of three years unless sooner removed, with or without cause, by a majority of the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chairman of the Board of Directors at such time and in such manner as the Board of Directors shall determine. In addition, the Board of Directors may appoint one or more directors to serve in roles with such titles (including the titles of Vice Chairman, Lead Director and Presiding Director), powers, duties and compensation as it may approve.
(b)The Chairman shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned by the Board of Directors, including presiding at all meetings of the shareholders of the Corporation, all meetings of the Board of Directors, and all meetings of the Executive Committee, at which the Chairman shall be present. Except as may otherwise be determined by the Board or provided in these By-Laws, the Chairman may serve as a member of any committee of the Board subject to applicable laws, regulations and standards and, even when not named a standing member of a committee, shall have the right to attend and participate in all meetings of any committee of the Board of Directors as if he or she were a member of such committee, including having the right to vote on any matter brought before the committee and being counted for the purposes of determining whether a quorum of the committee is present.

Section 4.Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
Section 5.Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.
Section 6.Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chairman of the Board at the request of one-third of the members of the Board of Directors of the Corporation.
Section 7.Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Corporate Secretary as hereinafter provided in this Section 7. Any such notice shall state the place, date and time of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to the director’s residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to the director at such place by telegraph, cable, telex, telecopier, electronic transmission or other similar means, or be delivered to the director personally or be given to the director by telephone or other similar means, at least twelve hours before the time at which such meeting is to be held or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice, or waiver by electronic transmission or who shall attend such meeting, except when the director shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 8.Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 9.Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Corporate Secretary or, in the Corporate Secretary’s absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.
Section 10.Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 11.Vacancies. Any vacancy in the Board of Directors, whether arising from death, disqualification, resignation, removal, an increase in the number of directors or any other cause, may be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so elected shall hold office for a term expiring at the next annual meeting of shareholders and shall hold office until his or her successor shall have been elected and qualified, or until death, or until such director shall have resigned, or shall have been removed, as provided in these By-Laws.
Section 12.Removal of Directors. Any director may be removed, with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.
Section 13.Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors, including the Chairman of the Board, for services to the Corporation in any capacity.
Section 14.Committees.
(a)The Board shall create an Executive Committee, which shall consist of no less than two nor more than seven members of the Board and which, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except the Executive Committee shall not have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the DGCL to be submitted to shareholders for approval, (ii) adopting, amending or repealing any By-Law of the Corporation; or (iii) acting with respect to any matter restricted by statute, the Certificate of Incorporation or these By-Laws.
(b)The Board shall create an Audit Committee and a People Resources Committee, each of which shall consist of three or more members of the Board of Directors of the Corporation, none of whom shall be employees of the Corporation or its subsidiaries.
(c)The Board may also create such other committees, with such authority and duties, as the Board may from time to time deem advisable, and may authorize any of such committees to appoint one or more subcommittees. Each such committee or subcommittee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors except as restricted by statute the Certificate of Incorporation or these By-Laws and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee or subcommittee shall serve at the pleasure of the Board of Directors or of the committee creating it as the case may be, and have such name as may be determined from time to time by resolution adopted by the Board of Directors or by the committee creating it. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors or the committee creating it.
(d)The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 15.Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 16.Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV

Officers
Section 1.Selection and Qualifications. The officers of the Corporation shall be elected by the Board of Directors except as otherwise provided herein or in a resolution adopted by the Board of Directors and may include the President, the Chief Executive Officer, one or more Vice Presidents, and such other officers as the Board of Directors may choose. The Board may authorize the Chief Executive Officer to appoint one or more classes of officers with such titles (including the titles of Vice President, Corporate Secretary and Treasurer), powers, duties and compensation as the Chief Executive Officer may approve. Any two or more offices may be held by the same person. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified, or until death, or until such officer shall have resigned or have been removed, as hereinafter provided in these By-Laws.

Section 2.Resignations. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
Section 3.Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any appointed officer of the Corporation may also be removed, either with or without cause, at any time, by the Chief Executive Officer.
Section 4.Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general and active management of the business, property and affairs of the Corporation, subject, to the control of the Board of Directors. The Chief Executive Officer shall perform such other duties as may be specified in these By-Laws or assigned by the Board of Directors.
Section 5.President. The President shall perform all duties incident to the Office of President and such other duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors.
Section 6.Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to the Vice President by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.
Section 7.Treasurer. The Treasurer shall:
(a)have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
(b)keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(c)deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;
(d)receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e)disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;
(f)render to the Board of Directors, whenever the Board of Directors may require, an account of the Corporation’s cash position; and
(g)in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, or the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

Section 8.Corporate Secretary. The Corporate Secretary shall:
(a)keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;
(b)see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
(c)Be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
(d)see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed in order to maintain the Corporation’s legal existence are properly kept and filed; and
(e)in general, perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.
Section 9.The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Treasurer or in the event of the inability or refusal of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the Treasurer, or such other officer as may be designated by one of the foregoing.
Section 10.The Assistant Corporate Secretary. The Assistant Corporate Secretary, or if there be more than one, the Assistant Corporate Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Corporate Secretary or in the event of the inability or refusal of the Corporate Secretary to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Corporate Secretary, or such other officer as may be designated by one of the foregoing.
Section 11.Designation. The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, President, Chief Financial Officer, General Counsel, or Chief Accounting Officer.
Section 12.Agents and Employees. If authorized by the Board of Directors, the Chief Executive Officer or any officer or employee of the Corporation designated by the Board or the Chief Executive Officer may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the conditions of their employment, subject to removal by the appointing or employing person.

Section 13.Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer’s duties, in such amount and with such surety as the Board of Directors may require.
Section 14.Compensation. The compensation of all officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors unless by resolution of the Board that authority is delegated to a committee of the Board, the Chief Executive Officer, or any other officer of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.
Section 15.Terms. Unless otherwise specified by the Board of Directors in any particular election or appointment, each officer shall hold office, and be removable, at the pleasure of the Board.
ARTICLE V

Stock Certificates and Their Transfer
Section 1.Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary, representing the number of shares registered in certificate form. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required or permitted to be set forth or stated on certificates pursuant to this Section 1 or otherwise pursuant to the DGCL. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.
Section 3.Lost Certificates. The Corporation may issue a new certificate or certificates, or uncertificated shares, in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 4.Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority or transfer, or upon receipt by the transfer agent of a proper instruction from the registered holder of uncertificated shares, it shall be the duty of the Corporation to transfer such shares upon its records and, in connection with the transfer of a share that will be certificated, to issue a new certificate to the person entitled thereto and to cancel the old certificate; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, or when proper instructions with respect to the transfer of uncertificated shares are received, both the transferor and the transferee request the Corporation to do so.
Section 5.Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
Section 6.Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
Section 7.Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. To the extent permitted by law, the record date for determining the shareholders entitled to receive notice of a meeting may be different from the record date for determining the shareholders entitled to vote at such meeting.
In order that the Corporation may determine the shareholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by consent of the shareholders without a meeting, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 8.Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI

Indemnification
Section 1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Article VI, a “proceeding”), by reason of the fact that he or she (a) is or was a director or an officer of the Corporation or (b) is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (the persons in clauses (a) and (b) hereinafter referred to as an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2.Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 3.Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.
Section 4.Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, agreement, vote of shareholders or directors or otherwise.
Section 5.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 6.Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 7.Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, agent, partner or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE VII

General Provisions
Section 1.Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.
Section 2.Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.
Section 3.Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

Section 4.Contributions. The Board of Directors shall have the authority from time to time to make such contributions as the Board in its discretion shall determine, for public and charitable purposes.
Section 5.Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.
Section 6.Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks, drafts, notes or other orders for payment signed by such one or more officers, employees or other persons as the Board shall from time to time determine.
Section 7.Execution of Contracts, Deeds, etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 8.Voting of Stock in Other Corporations. If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.
Section 9.Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
ARTICLE VIII

Amendments
These By-Laws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of these By-Laws of the Corporation without any vote of the shareholders of the Corporation.
ARTICLE IX

Definitions
Section 1.“Affiliate.” The term “Affiliate,” as used herein, shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
Section 2.“Associate.” The term “Associate,” as used herein, shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
Section 3.“Beneficial Ownership; Beneficially Owned.” The terms “beneficial ownership” or “beneficially owned,” as used herein, shall have the meanings set forth for such terms in Section 13(d) of the Exchange Act;.
Section 4.“Certificate of Incorporation.” The term “Certificate of Incorporation,” as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the DGCL, and which have the effect of amending or supplementing in some respect this Corporation’s original Certificate of Incorporation.
Section 5.“Designated Officer.” The term “Designated Officer,” as used herein, shall mean an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency (as defined below), if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.
Section 6.“Derivative Instrument.” The term “Derivative Instrument,” as used herein, shall mean any agreement, arrangement or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation, without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act.
Section 7.“Electronic Transmission.” The term “electronic transmission” as used herein shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process or that otherwise may be permitted as an electronic transmission by the DGCL, as amended from time to time.
Section 8.“Net Long Beneficial Ownership.” The term “Net Long Beneficial Ownership” (and its correlative terms), as used herein, when used to describe the nature of a person’s ownership of capital stock of the Corporation, shall mean the capital stock of the Corporation that such person or, if such person is a beneficial owner, that such beneficial owner would then be deemed to own pursuant to the definition of “net long position” set forth in Rule 14e-4 under the Exchange Act, excluding, at any time, (a) any capital stock as to which such shareholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and (b) any capital stock as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a Derivative Instrument, and further subtracting from any person’s ownership of capital stock at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act), all as the Board of Directors shall determine in good faith.
Section 9.“Noticing Shareholder.” The term “Noticing Shareholder,” as used herein, shall mean a shareholder providing notice pursuant to Section 11, Section 12 or Section 13 of Article II, as applicable; provided, however, that (a) the term “Noticing Shareholder” as used in Section 11(c) or Section 12(c) of Article II, as applicable, shall mean, with respect to a Requesting Shareholder submitting information pursuant to Section 11(c) or Section 12(c) of Article II, as applicable, the Requesting Shareholder, and (b) the term “Noticing Shareholder” as used in Section 11(c) of Article II shall mean, with respect to each Nominator and Group Member submitting information pursuant to Section 11(c) of Article II, the Nominator or Nominator Group, as applicable.
Section 10.“Proponent Person.” The term “Proponent Person,” as used herein, shall mean, with respect to any Noticing Shareholder or Requesting Shareholder: (a) such Noticing Shareholder or Requesting Shareholder; (b) the beneficial owner(s), if different from such Noticing Shareholder or Requesting Shareholder, on whose behalf the notice is provided or the Special Meeting Request is made; (c) any person directly or indirectly controlling, controlled by or under common control with such Noticing Shareholder or Requesting Shareholder (or, if different from such Noticing Shareholder or Requesting Shareholder, the beneficial owner or beneficial owners on whose behalf such notice or Special Meeting Request is made); (d) any member of the immediate family of any individual described in the foregoing clause (a) or (b) sharing the same household; (e) any Affiliate or Associate of any person described in the foregoing clause (a), (b), (c) or (d); (f) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Shareholder or Requesting Shareholder, or any other Proponent Person with respect to the stock of the Corporation, including any Proposed Nominee; (g) any person with whom any person described in the foregoing clause (a), (b), (c) or (d) is knowingly acting in concert with respect to the stock of the Corporation; and (h) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (a), (b), (c) or (d) with respect to any proposed nomination or business; provided, however, that the term “Proponent Person,” shall mean, with respect to each Nominator and Group Member submitting information pursuant to Section 11(c) of Article II, the Nominator or Nominator Group, as applicable.
Section 11.“Public Announcement.” The term “Public Announcement,” as used herein, shall mean disclosure (a) in a press release issued by the Corporation in accordance with its customary press release procedures, that is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 12.“Qualified Representative.” The term “Qualified Representative,” as used herein in relation to any person, shall mean (a) a duly authorized officer, manager or partner of such person or (b) a person authorized by a writing executed by such person (or a reliable reproduction or electronic transmission of such a writing) delivered by such person to the Corporate Secretary at the principal executive offices of the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Shareholder or Requesting Shareholder as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at least 24 hours prior to the meeting of shareholders.
ARTICLE X

Exclusive Forum
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XI

Emergency By-Laws
Section 1.Emergency By-Laws. This Article XI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the other Sections of these By-Laws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the other Sections of these By-Laws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur. To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an Emergency in a manner that is consistent with these By-Laws and the Certificate of Incorporation. It is recognized, however, that in an Emergency, it may not always be practical to act in this manner and this Article XI is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the Emergency. Nothing contained in this Article XI shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.
Section 2.Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chairman of the Board, the Chief Executive Officer, the Corporate Secretary or any executive officer of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3.Quorum. At any meeting of the Board of Directors called in accordance with Section 2 of this Article XI, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 of this Article XI, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, the presence or participation of two Designated Officers shall constitute a quorum for the transaction of business. The Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 4.Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.
Section 5.Amendments. At any meeting called in accordance with Section 2 of this Article XI, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XI as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
Section 6.Repeal or Change. The provisions of this Article XI shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 4 of this Article XI with regard to action taken prior to the time of such repeal or change.

Approved by the Board of Directors effective November 2, 2021.